BGSF, Inc. Announces First Quarter 2022 Financial Results
and 30th Consecutive Quarterly Dividend
Revenue from Continuing Operations Increased 37.8%

PLANO, Texas – (April 27, 2022) – BGSF, Inc. (NYSE: BGSF), a leading national provider of workforce solutions, today reported financial results for its first quarter ended March 27, 2022.

The Company further announced that its Board of Directors has declared a quarterly cash dividend of $0.15 per share of common stock. The dividend is payable on May 24, 2022 to all shareholders of record as of the close of business on May 17, 2022. This marks the 30th consecutive quarterly dividend and based on yesterday’s closing price of the Company’s common stock, the annualized yield is approximately 5%.

Net income for the first quarter 2022 was $15.5 million, or $1.48 per diluted share, vs. a net income of $0.7 million, or $0.07 per diluted share in 2021. Adjusted EPS1 was $0.35 in 2022, up from $0.13 in 2021.

	Thirteen Weeks Ended
	March 27, 2022	March 28, 2021
Net income (loss) from continuing operations, excluding gain on sale of discontinued operations	$2,354,618	$(211,583)
Gain on sale of discontinued operations, net of tax	12,227,493	—
Net income from discontinued operations	922,542	923,380
Total net income	$15,504,653	$711,797

Diluted earnings (loss) per share from continuing operations	$0.22	$(0.02)
Diluted earnings per share from gain on sale of discontinued operations	1.17	—
Diluted earnings per share from discontinued operations	0.09	0.09
Total diluted EPS	$1.48	$0.07

Q1 2022 Highlights from Continuing Operations:
•Revenues were $69 million, an increase of 37.8% from 2021
•Gross profit was $23.4 million, up 44.5% from 2021, while gross profit percent increased 1.6% to 34.2% in 2022
•Selling, general and administrative expenses increased $4.4 million, or 28.8%, over 2021, primarily due to additional compensation generated from increased overall gross profit
•Net income (loss) from continuing operations, excluding gain on sale from discontinued operations was $2.4 million, or $0.22 per diluted share, vs. net loss of $0.2 million, or $0.02 loss per diluted share in 2021
1Non-GAAP financial measure. See reconciliation below for details.

•Adjusted EBITDA1 from continuing operations was $3.9 million (5.7% of quarterly revenues), vs. $1.3 million (2.6% of quarterly revenues) in 2021
•Adjusted EPS1 from continuing operations was $0.26 in 2022, up from $.04 in 2021

“Our first quarter results are a great start to 2022 as we build on the momentum created throughout 2021. Revenues improved sequentially throughout the quarter, and first quarter’s results exceeded our expectations in both the Professional and the Real Estate division," said Beth A. Garvey, President and CEO.

“With strong first quarter results, we are optimistic in our outlook for 2022. For the Real Estate segment, we expect a continued market recovery and tailwinds from pent-up demand, and for the Professional segment, we anticipate continued increases and strong activity in IT Consulting and Managed Services sectors.

"We are optimistic about our business prospects for 2022 and are operationally and financially well-positioned for growth during the remainder of the year and beyond. The sale of our Light Industrial segment earlier this year allowed us to reduce debt, while investing more time, energy, and capital into higher margin business. The Board of Directors approved our 30th consecutive quarterly dividend payment, of $0.15 per share, signaling confidence in our strategic initiatives and abilities to generate significant cash flow. Looking ahead, we remain enthusiastic about our enhanced IT infrastructure, momentum in our business segments, and strong market position," concluded Garvey.

Conference Call
BGSF call at 9:00 a.m. ET on April 28, 2022. Interested participants may dial 844-200-6205 (U.S. callers) or 929-526-1599 (all other locations) and provide access code 464896. A replay of the call will be available one hour after the call ends through May 5, 2022. To access the replay, please dial 929-458-6194 (U.S. Callers), 866-813-9403 (US Toll Free callers), or +44 204-525-0658 (all other locations) and enter access code 382828. The live webcast and archived replay are accessible at the investor relations section of the Company’s website at www.bgsf.com.

About BGSF
With its home office in Plano, Texas, BGSF provides workforce solutions to a variety of industries through its various divisions in IT, Cyber, Finance & Accounting, Creative, and Real Estate (apartment communities and commercial buildings). BGSF has integrated several regional and national brands achieving scalable growth. The Company was ranked by Staffing Industry Analysts as the 79th largest U.S. staffing company and the 48th largest IT staffing firm in the 2021. The Company’s disciplined acquisition philosophy, which builds value through both financial growth and the retention of unique and dedicated talent within BGSF’s family of companies, has resulted in a seasoned management team with strong tenure and the ability to offer exceptional service to our field talent and client partners while building value for investors. For more information on the Company and its services, please visit its website at www.bgsf.com.

Forward-Looking Statements
The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements regarding our future financial performance and the expectations and objectives of our board or management. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various other risks and uncertainties, including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “allows,” “believes,” “plans,” “expects,” “estimates,” “should,” “would,” “may,” “might,” “forward,” “will,” “intends,” “continue,” “outlook,” “temporarily,” “progressing,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Steven Hooser or Sandy Martin
Three Part Advisors
ir@bgstaffing.com 214.442.0016

Source: BGSF, Inc.

BGSF, Inc.
GAAP Financial Measures

On March 21, 2022, BGSF, Inc. completed the sale of substantially all of our Light Industrial segment (“InStaff”) assets. The following tables provide unaudited revenue, gross profit, and operating income (expense), excluding gain on sale of discontinued operations, by reportable segment, and additional working capital and debt information from continuing operations.

	Thirteen Weeks Ended
	March 27, 2022	March 28, 2021
	(unaudited)
Revenue:
Real Estate	$25,916,089	$18,612,744
Professional	42,626,189	31,137,448
Total	$68,542,278	$49,750,192

Gross Profit:
Real Estate	$9,970,861	$6,865,523
Professional	13,459,938	9,349,185
Total Gross Profit	$23,430,799	$16,214,708

Gross Profit Percentage:
Real Estate	38.5%	36.9%
Professional	31.5%	29.9%
Company Gross Profit	34.2%	32.6%

Operating income (expense):
Real Estate	$4,034,882	$2,452,441
Professional	3,469,799	1,493,276
Home office	(4,689,167)	(3,869,674)
Total	$2,815,514	$76,043

	As of
	March 27, 2022	December 26, 2021
	(unaudited)
Working capital:
Working capital	$28,276,093	$25,850,501
Working capital ratio	2.02	1.95

Debt:
Revolving line of credit, net	$14,124,318	$12,587,591
Term debt	$—	$26,862,500

BGSF, Inc.
Non-GAAP Financial Measures

The financial results of BGSF, Inc. are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the U.S. Securities and Exchange Commission. To help the readers understand the Company's financial performance, the Company supplements its GAAP financial results with Adjusted EBITDA and Adjusted EPS.

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA and Adjusted EPS are not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, net income per diluted share, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or measure of our liquidity. We believe that Adjusted EBITDA and Adjusted EPS are useful performance measures and are used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. In addition, the financial covenants in our credit agreement are based on EBITDA as defined in the credit agreement.

We define “Adjusted EBITDA" as earnings before interest expense, income taxes, depreciation and amortization expense, transaction fees and certain non-cash expenses such as impairment losses, contingent consideration gains or losses, and share-based compensation expense, as well as certain specific events that management does not consider in assessing our on-going operating performance.

Reconciliation of Net Income from continuing operations to Adjusted EBITDA
(Dollars in thousands)

	Thirteen Weeks Ended
	March 27, 2022	March 28, 2021	TTM

Net income (loss) from continuing operations, excluding gain on sale of discontinued operations	$2,355	$(212)	$13,024
Income tax expense (benefit) from continuing operations	(108)	(89)	2,620
Interest expense, net	569	376	1,625
CARES Act credit	—	—	(2,084)
Depreciation and amortization	899	837	3,761
Contingent consideration	—	—	(2,403)
Share-based compensation	211	221	1,049
Transaction fees	—	136	35
Adjusted EBITDA from continuing operations	3,926	1,269	17,627
Adjusted EBITDA from discontinued operations	1,267	1,195	4,790
Adjusted EBITDA	$5,193	$2,464	$22,417
We define “Adjusted EPS” as diluted earnings per share eliminating amortization expense of intangible assets from acquisitions, transaction fees, and certain non-cash expenses such as impairment losses, contingent consideration gains or losses, as well as certain specific events that management does not consider in assessing our on-going operating performance, net of the respective income tax effect.

Reconciliation of Adjusted EPS

	Thirteen Weeks Ended
	March 27, 2022	March 28, 2021

Net income (loss) from continuing operations per diluted share, excluding gain on sale of discontinued operations	$0.22	$(0.02)
Acquisition amortization	0.05	0.06
Transaction fees	—	0.01
Income tax expense adjustment	(0.01)	(0.01)
Adjusted EPS from continuing operations	0.26	0.04
Adjusted EPS from discontinued operations	0.09	0.09
Adjusted EPS	$0.35	$0.13